Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 249 to the Registration Statement on Form N-1A of our report dated April 11, 2014, relating to the financial statements and financial highlights which appears in the February 28, 2014 Annual Report to Shareholders of Fidelity Salem Street Trust: Money Market Portfolio and of our report dated April 14, 2014, relating to the financial statements and financial highlights which appears in the February 28, 2014 Annual Report to Shareholders of Fidelity Salem Street Trust: Spartan Intermediate Treasury Bond Index Fund, Spartan Long-Term Treasury Bond Index Fund, and Spartan Short-Term Treasury Bond Index Fund which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 23, 2014